UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2010, Frank S. Sklarsky, age 53, accepted an offer from Tyco International, Ltd. (the “Company”) to become the Executive Vice President and Chief Financial Officer of the Company, effective as of the close of business on December 1, 2010.  Concurrent with Mr. Sklarsky’s acceptance, Christopher J. Coughlin notified the Company that he will resign from his position as Executive Vice President and Chief Financial Officer of the Company, effective on the close of business on December 1, 2010, and will advise the company on certain projects until his retirement in 2011.

Since November 2006, Mr. Sklarsky has been the Executive Vice President and Chief Financial Officer of Eastman Kodak Company, a company that develops, manufactures and markets traditional and digital imaging products, services and solutions.  From 2004 to 2006, Mr. Sklarsky served as Executive Vice President and Chief Financial Officer at ConAgra Foods, Inc., one of North America’s leading packaged food companies. Earlier in his career, he spent 20 years with Chrysler in a series of senior financial leadership roles. Mr. Sklarsky has also served in other executive finance positions with Dell, Inc. and started his career with Ernst & Young.  Mr. Sklarsky earned his M.B.A. from Harvard University in 1983 and his Bachelors of Science, in Accounting, from Rochester Institute of Technology in 1978, where he serves as a member of the Board of Trustees.  He is also a Certified Public Accountant.

The Company issued a press release on October 12, 2010, announcing the appointment of Mr. Sklarsky in his new role. A copy of the press release is furnished as Exhibit 99.1 to this report.

The terms of Mr. Sklarsky’s offer letter dated October 1, 2010 (the “Offer Letter”) provides that Mr. Sklarsky will be employed by the Company “at will” and contains the following additional terms:

1.               he will receive an annual base salary of $700,000;

2.               he will be eligible to earn annual incentive compensation, with a potential target for fiscal year 2011 of $700,000;

3.               he will be eligible to participate in the Company’s annual long-term incentive program.  For fiscal 2011, Mr. Sklarsky will receive equity awards with a grant date fair value of $2,000,000, which will be split between stock options (40%), performance share units (40%) and restricted stock units (20%).  The stock options and restricted stock units will vest in equal annual installments over a four year period.  The equity awards will be governed by the standard terms and conditions that apply under the Company’s 2004 Stock and Incentive Plan;

4.               he will receive a sign-on bonus of $500,000, which will be subject to repayment if Mr. Sklarsky voluntarily terminates employment prior to the one year anniversary of his start date;

5.               he will receive a one-time sign-on grant of (i) restricted stock units with a grant date fair value of $1,500,000 that will vest in equal annual installments over a three year period and (ii) restricted stock units with a grant date fair value of $375,000 that will vest on the third anniversary of the grant date.  The equity awards will be governed by the standard terms and conditions that apply under the Company’s 2004 Stock and Incentive Plan;

6.               he will be eligible to participate in the Company’s flexible perquisite program, which will provide him with an annual sum of $70,000 paid in four quarterly installments to be applied at his discretion towards various eligible expenses;

7.               he will be entitled to participate in the employee benefit plans that the Company customarily makes available to its executives, including participation in the Company’s defined contribution retirement plans, medical and dental plans, and severance plans.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Offer Letter is subject to, and qualified in its entirety by, the Offer Letter.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Offer Letter dated October 1, 2010 addressed to Frank S. Sklarsky.
99.1	Press Release dated October 12, 2010 regarding Frank S. Sklarsky accepting the position of executive vice president and chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins
John S. Jenkins, Jr.
Vice-President and Corporate Secretary

Date: October 12, 2010